                                                                    Exhibit 5.1

BLANK ROME COMISKY & MCCAULEY LLP______________________________________________

     (215) 569-5500                                         Delaware
     (215) 569-5555                                         Florida
                                                            Maryland
                                                            New Jersey
                                                            New York
                                                            Ohio
                                                            Pennsylvania
                                                            Washington, DC




                                 August 29, 2002



Genesis Health Ventures, Inc.
101 East State Street
Kennett Square, PA  19348

         Re: Genesis Health Ventures, Inc.  Registration Statement on Form S-4
             -----------------------------------------------------------------

Gentlemen:

         We have acted as counsel to Genesis Health Ventures, Inc., a Pennsylvania corporation ("Genesis"), in connection with the Registration Statement on Form S-4 (the "Registration Statement") to be filed on August 29, 2002 by Genesis pursuant to the Securities Act of 1933, as amended, relating to the issuance of up to 2,613,953 shares of common stock, $0.02 par value, of Genesis (the "Shares") in connection with the proposed merger ("Merger") of Geneva Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Genesis, with and into NCS HealthCare, Inc, a Delaware corporation. This opinion is furnished pursuant to the requirements of Item 601(b)(5) of Regulation S-K.

         In rendering this opinion, we have examined only the documents listed on Exhibit "A" attached hereto. We have not performed any independent investigation other than the document examination described. Our opinion is therefore qualified in all respects by the scope of that document examination. We have assumed and relied, as to questions of fact and mixed questions of law and fact, on the truth, completeness, authenticity and due authorization of all certificates, documents and records examined and the genuineness of all signatures. This opinion is limited to the laws of the Commonwealth of Pennsylvania.

         Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued in the manner contemplated by the Registration Statement, will be legally issued, fully paid and non-assessable.

         This opinion is given as of the date hereof. We have assumed that sufficient authorized shares remain available at the time of completion of the Merger. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in laws which may hereafter occur.

BLANK ROME COMISKY & MCCAULEY LLP_______________________________________________

August 29, 2002
Page 2


         This opinion is strictly limited to the matters stated herein and no other or more extensive opinion is intended, implied or to be inferred beyond the matters expressly stated herein.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Proxy Statement/Prospectus, which is part of the Registration Statement.



                                         Very truly yours,

                                         /s/ Blank Rome Comisky & McCauley LLP

                                         BLANK ROME COMISKY & McCAULEY LLP

                                   EXHIBIT "A"

1. Genesis' Amended and Restated Articles of Incorporation and all amendments thereto.

2.   Genesis' Amended and Restated Bylaws and all amendments thereto.

3. Good Standing Certificate issued by the Secretary of the Commonwealth of Pennsylvania.

4. Resolutions adopted by the Board of Directors of Genesis relating to transactions contemplated by the Registration Statement.

5.   Certificate of Officer of Genesis.

6.   Genesis' Registration Statement on Form S-4.